Exhibit 99.2

Financial Highlights

UDR, Inc.
As of End of Fourth Quarter 2015 (1)
(Unaudited)

		Actual Results	Actual Results	Guidance as of December 31, 2015
Dollars in thousands, except per share		4Q 2015	Full-Year 2015	1Q 2016	Full-Year 2016
Per Share Metrics
FFO per common share and unit, diluted		$0.41	$1.66	$0.42 to $0.44	$1.75 to $1.81
FFO as Adjusted per common share and unit, diluted		$0.42	$1.67	$0.42 to $0.44	$1.75 to $1.81
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted		$0.37	$1.51	$0.40 to $0.42	$1.59 to $1.65
Dividend declared per share and unit		$0.2775	$1.11	$0.2950	$1.18 (2)

Same-Store Operating Metrics
Revenue growth		6.2%	5.6%	--	5.50% - 6.00%
Expense growth		5.2%	3.0%	--	3.00% - 3.50%
NOI growth		6.6%	6.7%	--	6.50% - 7.00%
Physical Occupancy		96.5%	96.7%	--	96.6%

Property Metrics			Homes	Communities	% of Total NOI
Same-Store			34,598	117	70.0%
Stabilized, Non-Mature			2,292	7	7.4%
Acquired Communities			3,246	6	5.9%
Redevelopment			592	3	2.7%
Non-Residential / Other			N/A	N/A	2.8%
Sold and Held for disposition			—	-	1.8%
Joint Venture (includes completed JV developments) (3)			6,696	28	9.4%
Sub-total, completed homes			47,424	161	100%
Under Development			516	1	-
Joint Venture Development			1,173	4	-
Preferred Equity Investments			1,533	5	-
Total expected homes (3)(4)			50,646	171	100%

Balance Sheet Metrics (adjusted for non-recurring items)			Market Capitalization
	4Q 2015	4Q 2014		4Q 2015	% of Total
Interest Coverage Ratio	4.23x	3.67x	Total debt	$3,570,795	24.6%
Fixed Charge Coverage Ratio	4.13x	3.58x	Common stock equivalents (5)	10,942,077	75.4%
Leverage Ratio	34.6%	38.6%	Total market capitalization	$14,512,872	100.0%
Net Debt-to-EBITDA	5.7x	6.5x

(1) See Attachment 16 for definitions and other terms.
(2) Annualized for 2016.
(3) Joint venture NOI is based on UDR's pro rata share. Homes and communities at 100%.
(4) Excludes 218 homes at Steele Creek where we have a participating loan investment as described in Attachment 9(B).
(5) Based on a common share price of $37.57 at December 31, 2015.

Attachment 1

UDR, Inc.
Consolidated Statements of Operations (1)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
In thousands, except per share amounts	2015	2014	2015	2014
REVENUES:
Rental income	$234,352	$206,104	$871,928	$805,002
Joint venture management and other fees (2)	3,253	3,445	22,710	13,044
Total revenues	237,605	209,549	894,638	818,046
OPERATING EXPENSES:
Property operating and maintenance	41,174	36,782	155,096	149,428
Real estate taxes and insurance	26,881	25,331	102,963	99,175
Property management	6,445	5,668	23,978	22,138
Other operating expenses	3,534	2,174	9,708	8,271
Real estate depreciation and amortization	104,909	91,406	374,598	358,154
Acquisition costs	1,433	107	2,126	373
General and administrative	16,560	11,615	57,564	47,427
Casualty-related (recoveries)/charges, net	(45)	41	2,335	541
Other depreciation and amortization	1,899	2,117	6,679	5,775
Total operating expenses	202,790	175,241	735,047	691,282
Operating income	34,815	34,308	159,591	126,764
Income/(loss) from unconsolidated entities (2)	1,052	(2,074)	62,329	(7,006)
Interest expense	(33,170)	(32,792)	(121,875)	(130,262)
Other debt (charges)/benefits, net	—	—	—	(192)
Total interest expense	(33,170)	(32,792)	(121,875)	(130,454)
Interest income and other income/(expense), net	407	(44)	1,551	11,858
Income/(loss) before income taxes, discontinued operations and gain/(loss) on sale of real estate owned	3,104	(602)	101,596	1,162
Tax benefit/(provision), net	1,424	7,087	3,886	15,098
Income/(loss) from continuing operations	4,528	6,485	105,482	16,260
Income/(loss) from discontinued operations, net of tax	—	—	—	10
Income/(loss) before gain/(loss) on sale of real estate owned	4,528	6,485	105,482	16,270
Gain/(loss) on sale of real estate owned, net of tax	172,635	61,267	251,677	143,572
Net income/(loss)	177,163	67,752	357,159	159,842
Net (income)/loss attributable to redeemable noncontrolling interests in the OP and DownREIT Partnership (3) (4)	(14,966)	(2,340)	(16,773)	(5,511)
Net (income)/loss attributable to noncontrolling interests	3	5	(3)	3
Net income/(loss) attributable to UDR, Inc.	162,200	65,417	340,383	154,334
Distributions to preferred stockholders - Series E (Convertible)	(930)	(931)	(3,722)	(3,724)
Net income/(loss) attributable to common stockholders	$161,270	$64,486	$336,661	$150,610

Income/(loss) per weighted average common share - basic:
Income/(loss) from continuing operations attributable to common stockholders	$0.62	$0.25	$1.30	$0.60
Income/(loss) from discontinued operations attributable to common stockholders	$0.00	$0.00	$0.00	$0.00
Net income/(loss) attributable to common stockholders	$0.62	$0.25	$1.30	$0.60
Income/(loss) per weighted average common share - diluted:
Income/(loss) from continuing operations attributable to common stockholders	$0.61	$0.25	$1.29	$0.59
Income/(loss) from discontinued operations attributable to common stockholders	$0.00	$0.00	$0.00	$0.00
Net income/(loss) attributable to common stockholders	$0.61	$0.25	$1.29	$0.59
Common distributions declared per share	$0.2775	$0.2600	$1.1100	$1.0400
Weighted average number of common shares outstanding - basic	260,830	253,983	258,669	251,528
Weighted average number of common shares outstanding - diluted	266,108	256,000	263,752	253,445

(1) See Attachment 16 for definitions and other terms.
(2) In January 2015, the eight communities held by the Texas joint venture were sold, generating proceeds to UDR of $44.2 million. The Company recorded promote and disposition fee income of approximately $0.4 million and $10.0 million and a gain of approximately $0.4 million and $59.4 million in connection with the sale during the three and twelve months ended December 31, 2015.

(3) In October 2015, UDR completed the acquisition of six Washington, DC area communities from Home Properties, L.P. for a total purchase price of $901 million. Four of the six communities were acquired through UDR's 50.1% ownership in newly formed UDR Lighthouse DownREIT L.P. (the “DownREIT Partnership”). The increase in the percentage of net income attributable to noncontrolling interests during the 4th quarter relates to third parties' 49.9% interest in the DownREIT Partnership.

(4) Due to the quarterly pro-rata calculation of noncontrolling interest, the sum of the quarterly amounts will not equal the annual totals.

Attachment 2

UDR, Inc.
Funds From Operations (1)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
In thousands, except per share amounts	2015	2014	2015	2014
Net income/(loss) attributable to common stockholders	$161,270	$64,486	$336,661	$150,610
Real estate depreciation and amortization, including discontinued operations	104,909	91,406	374,598	358,154
Noncontrolling interests (2)	14,963	2,335	16,776	5,508
Real estate depreciation and amortization on unconsolidated joint ventures	9,389	12,207	38,652	42,133
Net (gain)/loss on the sale of unconsolidated depreciable property (3)	(372)	—	(59,445)	—
Net (gain)/loss on the sale of depreciable property, excluding TRS	(172,635)	(63,443)	(251,677)	(144,703)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$117,524	$106,991	$455,565	$411,702
Distributions to preferred stockholders - Series E (Convertible) (4)	930	931	3,722	3,724
FFO attributable to common stockholders and unitholders, diluted	$118,454	$107,922	$459,287	$415,426
FFO per common share and unit, basic	$0.41	$0.41	$1.68	$1.58
FFO per common share and unit, diluted	$0.41	$0.40	$1.66	$1.56
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	285,144	263,149	271,616	260,775
Weighted average number of common shares, OP/DownREIT Units, and common stock
equivalents outstanding - diluted	290,422	268,201	276,699	265,728
Impact of adjustments to FFO:
Acquisition-related costs/(fees), including joint ventures (5)	$1,433	$264	$3,586	$442
Cost/(benefit) associated with debt extinguishment and other	—	—	—	192
Texas Joint Venture promote and disposition fee income (3)	(372)	—	(10,005)	—
Long-term incentive plan transition costs	884	—	3,537	—
(Gain)/loss on sale of land	—	2,176	—	1,056
Net gain on prepayment of note receivable	—	—	—	(8,411)
Legal claims, net of tax	705	—	705	—
Tax benefit associated with the conversion of certain TRS entities into REITs (6)	—	(5,770)	—	(5,770)
Casualty-related (recoveries)/charges, including joint ventures, net (7)	2,173	41	4,809	541
	$4,823	$(3,289)	$2,632	$(11,950)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$123,277	$104,633	$461,919	$403,476
FFO as Adjusted per common share and unit, diluted	$0.42	$0.39	$1.67	$1.52
Recurring capital expenditures	(14,419)	(13,944)	(45,467)	(43,921)
AFFO attributable to common stockholders and unitholders	$108,858	$90,689	$416,452	$359,555
AFFO per common share and unit, diluted	$0.37	$0.34	$1.51	$1.35

(1) See Attachment 16 for definitions and other terms.
(2) See Note 3 in Attachment 1.
(3) In January 2015, the eight communities held by the Texas joint venture were sold, generating proceeds to UDR of $44.2 million. The Company recorded promote and disposition fee income of approximately $0.4 million and $10.0 million and a gain of approximately $0.4 million and $59.4 million in connection with the sale during the three and twelve months ended December 31, 2015.

(4) Series E preferred shares are dilutive for purposes of calculating FFO per share. Consequently, distributions to Series E preferred shareholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

(5) Twelve months ended December 31, 2015 acquisition-related costs include $1.5 million related to UDR's share of the West Coast Development joint venture's transaction expenses, which are recorded as income/(loss) from unconsolidated entities in Attachment 1.

(6) During 4Q14, the Company recognized a one-time tax benefit of $5.8 million related to the conversion of certain taxable REIT subsidiary entities into REIT's.
(7) Casualty-related charges for the three and twelve months ended December 31, 2015 include $2.2 million and $2.5 million related to UDR's share of the 717 Olympic casualty, which is included in income/(loss) from unconsolidated entities in Attachment 1.

Attachment 3

UDR, Inc.
Consolidated Balance Sheets
(Unaudited)
	December 31,	December 31,
In thousands, except share and per share amounts	2015	2014
ASSETS
Real estate owned:
Real estate held for investment	$9,053,599	$8,205,627
Less: accumulated depreciation	(2,646,044)	(2,434,772)
Real estate held for investment, net	6,407,555	5,770,855
Real estate under development
(net of accumulated depreciation of $0 and $0)	124,072	177,632
Real estate held for disposition
(net of accumulated depreciation of $830 and $0)	11,775	—
Total real estate owned, net of accumulated depreciation	6,543,402	5,948,487

Cash and cash equivalents	6,742	15,224
Restricted cash	20,798	22,340
Notes receivable, net	16,694	14,369
Investment in and advances to unconsolidated joint ventures, net	938,906	718,226
Other assets	137,302	110,082
Total assets	$7,663,844	$6,828,728
LIABILITIES AND EQUITY
Liabilities:
Secured debt (1)	$1,376,945	$1,354,321
Unsecured debt (1)	2,193,850	2,210,978
Real estate taxes payable	18,786	15,978
Accrued interest payable	29,162	34,215
Security deposits and prepaid rent	36,330	34,064
Distributions payable	80,368	69,460
Accounts payable, accrued expenses, and other liabilities	81,356	91,282
Total liabilities	3,816,797	3,810,298
Redeemable noncontrolling interests in the OP and DownREIT Partnership	946,436	282,480
Equity:
Preferred stock, no par value; 50,000,000 shares authorized
2,796,903 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,803,812 shares at December 31, 2014)	46,457	46,571
16,452,496 shares of Series F outstanding (2,464,183 shares
at December 31, 2014)	1	—
Common stock, $0.01 par value; 350,000,000 shares authorized
261,844,521 shares issued and outstanding (255,114,603 shares at December 31, 2014)	2,618	2,551
Additional paid-in capital	4,447,816	4,223,747
Distributions in excess of net income	(1,584,459)	(1,528,917)
Accumulated other comprehensive income/(loss), net	(12,678)	(8,855)
Total stockholders' equity	2,899,755	2,735,097
Noncontrolling interests	856	853
Total equity	2,900,611	2,735,950
Total liabilities and equity	$7,663,844	$6,828,728

(1) During 4Q15, UDR retroactively adopted Accounting Standards Update ("ASU") 2015-3, Simplifying the Presentation of Debt Issuance Costs and related ASU 2015-15, which resulted in classifying approximately $17.9 million and $17.8 million of deferred financing costs as a direct reduction to debt outstanding as of December 31, 2015 and 2014, respectively.

Attachment 4(A)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
				December 31,	December 31,
Common Stock and Equivalents				2015	2014
Common shares (2)				261,044,151	254,114,631
Restricted shares				800,370	999,972
Total common stock				261,844,521	255,114,603
Stock options and restricted stock equivalents				1,181,193	1,052,147
Operating and DownREIT Partnership units				23,439,601	7,413,802
Preferred OP units				1,751,671	1,751,671
Convertible preferred Series E stock (3)				3,028,068	3,035,548
Total common stock and equivalents				291,245,054	268,367,771

				4Q 2015 Weighted	4Q 2014 Weighted
Weighted Average Number of Shares Outstanding				Average	Average
Weighted average number of common shares and OP/DownREIT units outstanding - basic				285,144,377	263,148,729
Weighted average number of OP/DownREIT units outstanding				(24,314,208)	(9,165,886)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations				260,830,169	253,982,843

Weighted average number of common shares, OP/DownREIT units, and common stock equivalents outstanding - diluted				290,422,108	268,201,290
Weighted average number of OP/DownREIT units outstanding				(24,314,208)	(9,165,886)
Weight average number of Series E preferred shares outstanding (4)				—	(3,035,548)
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations				266,107,900	255,999,856

				Year-to-Date	Year-to-Date
				Weighted Average	Weighted Average
Weighted average number of common shares and OP/DownREIT units outstanding - basic				271,616,214	260,775,321
Weighted average number of OP/DownREIT units outstanding				(12,947,362)	(9,247,049)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations				258,668,852	251,528,272

Weighted average number of common shares, OP/DownREIT units, and common stock equivalents outstanding - diluted				276,698,957	265,727,848
Weighted average number of OP/DownREIT units outstanding				(12,947,362)	(9,247,049)
Weight average number of Series E preferred shares outstanding (4)				—	(3,035,548)
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations				263,751,595	253,445,251

		December 31,		December 31,
Market Capitalization, In thousands		2015	% of Total	2014	% of Total
Total debt		$3,570,795	24.6%	$3,565,299	30.1%
Common stock and equivalents ($37.57 at 12/31/15 and $30.82 at 12/31/14)		10,942,077	75.4%	8,271,095	69.9%
Total market capitalization		$14,512,872	100.0%	$11,836,394	100.0%

				Gross	% of
	Number of	4Q 2015 NOI (1)		Carrying Value	Total Gross
Asset Summary	Homes	($000s)	% of NOI	($000s)	Carrying Value
Unencumbered assets	27,496	$121,730	73.2%	$6,811,344	74.1%
Encumbered assets	13,232	44,567	26.8%	2,378,932	25.9%
	40,728	$166,297	100.0%	$9,190,276	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) Includes the effect of the ATM issuance of 3.4 million and 3.4 million shares at an average price of $32.29 and $29.95 and a net price of $31.64 and $29.36 during the twelve months ended December 31, 2015 and 2014. December 31, 2015 includes the effect of the 2.9 million shares issued at a net price of $35.00 per share during 3Q15.

(3) At December 31, 2015 and December 31, 2014, a total of 2,796,903 and 2,803,812 shares of the Series E were outstanding, which is equivalent to 3,028,068 and 3,035,548 shares of common stock if converted (after adjusting for the special dividend paid in 2008).

(4) Series E preferred shares are dilutive for purposes of calculating earnings per share for the three and twelve months ended December 31, 2015. For the three and twelve months ended December 31, 2014, the Series E preferred shares are anti-dilutive.

Attachment 4(B)

UDR, Inc.
Selected Financial Information
(Unaudited)
							Weighted	Weighted
							Average	Average Years
Debt Structure, In thousands				Balance		% of Total	Interest Rate	to Maturity
Secured	Fixed			$947,403		26.4%	4.9%	3.7
	Floating			425,415	(1)	11.9%	1.5%	4.5
	Combined			1,372,818		38.3%	3.9%	4.0

Unsecured	Fixed			2,025,697	(2)	56.5%	3.9%	5.8
	Floating			185,000		5.2%	1.2%	4.3
	Combined			2,210,697		61.7%	3.6%	5.7

Total Debt	Fixed			2,973,100		82.9%	4.2%	5.2
	Floating			610,415		17.1%	1.4%	4.5
	Combined			$3,583,515		100.0%	3.7%	5.0
	Total Non-Cash Adjustments (5)			(12,720)
	Total per Balance Sheet			$3,570,795			3.7%

Debt Maturities, In thousands
			Unsecured	Revolving				Weighted Average
	Secured Debt (6)		Debt (6)	Credit Facilities (4) (7)		Balance	% of Total	Interest Rate
2016	$149,058	(3)	$95,053	$—		$244,111	6.8%	5.1%
2017	275,526		—	—		275,526	7.7%	4.1%
2018	211,065		300,000	—		511,065	14.3%	3.8%
2019	315,496		—	—		315,496	8.8%	4.4%
2020	170,664		300,000	150,000		620,664	17.3%	3.2%
2021	—		350,000	—		350,000	9.8%	1.4%
2022	—		400,000	—		400,000	11.2%	4.6%
2023	96,409		—	—		96,409	2.7%	2.1%
2024	—		315,644	—		315,644	8.8%	4.0%
2025	127,600		300,000	—		427,600	11.9%	4.3%
Thereafter	27,000		—	—		27,000	0.7%	0.8%
	1,372,818		2,060,697	150,000		3,583,515	100.0%	3.7%
Total Non-Cash Adjustments (5)	4,127		(16,847)	—		(12,720)
Total per Balance Sheet	$1,376,945		$2,043,850	$150,000		$3,570,795		3.7%

Debt Maturities With Extensions, In thousands
			Unsecured	Revolving				Weighted Average
	Secured Debt (6)		Debt (6)	Credit Facilities (4) (7)		Balance	% of Total	Interest Rate
2016	$78,058		$95,053	$—		$173,111	4.8%	4.8%
2017	346,526		—	—		346,526	9.7%	4.5%
2018	211,065		300,000	—		511,065	14.3%	3.8%
2019	315,496		—	—		315,496	8.8%	4.4%
2020	170,664		300,000	—		470,664	13.1%	3.9%
2021	—		350,000	150,000		500,000	14.0%	1.4%
2022	—		400,000	—		400,000	11.2%	4.6%
2023	96,409		—	—		96,409	2.7%	2.1%
2024	—		315,644	—		315,644	8.8%	4.0%
2025	127,600		300,000	—		427,600	11.9%	4.3%
Thereafter	27,000		—	—		27,000	0.7%	0.8%
	1,372,818		2,060,697	150,000		3,583,515	100.0%	3.7%
Total Non-Cash Adjustments (5)	4,127		(16,847)	—		(12,720)
Total per Balance Sheet	$1,376,945		$2,043,850	$150,000		$3,570,795		3.7%

(1) Includes $336.3 million of debt with a weighted average interest cap of 8.0% on the underlying index.
(2) Includes $315.0 million of floating rate debt that has been fixed using interest rate swaps at a weighted average rate of 1.4%.
(3) Includes $71 million of financing with a one year extension at UDR's option.
(4) UDR's $1.1 billion line of credit has a maturity date of January 2020, plus two six-month extension options. The credit facility carries an interest rate equal to LIBOR plus a spread of 90 basis points and a facility fee of 15 basis points, which is not included in the interest rate above.

(5) Includes the unamortized balance of fair market value adjustments, premiums/discounts, deferred hedge gains, and deferred financing costs.
(6) Includes principal amortization, as applicable.
(7) In December 2015, UDR entered into a working capital credit facility, which provides for a $30 million unsecured revolving credit facility with a scheduled maturity date of January 1, 2019. Based on UDR's current credit rating, the working capital credit facility has an interest rate equal to LIBOR plus a spread of 90 basis points.

Attachment 4(C)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
			Quarter Ended
Coverage Ratios			December 31, 2015
Net income/(loss) attributable to UDR, Inc.			$162,200
Adjustments (includes continuing and discontinued operations):
Interest expense			33,170
Real estate depreciation and amortization			104,909
Real estate depreciation and amortization on unconsolidated joint ventures			9,389
Other depreciation and amortization			1,899
Noncontrolling interests			14,963
Income tax expense/(benefit)			(1,424)
EBITDA			$325,106

(Gain)/loss on sale of real estate owned, net of tax			(172,635)
Net (gain)/loss on the sale of unconsolidated depreciable property			(372)
Long-term incentive plan transition costs			884
Acquisition-related costs/(fees), including joint ventures			1,433
Legal claims, net of tax			705
Texas Joint Venture promote and disposition fee income			(372)
Casualty-related (recoveries)/charges, including joint ventures, net			2,173
EBITDA - adjusted for non-recurring items			$156,922
Annualized EBITDA - adjusted for non-recurring items			$627,688
Interest expense			$33,170
Capitalized interest expense			3,918
Total interest			$37,088

Preferred dividends			$930
Total debt (4)			$3,570,795
Cash			6,742
Net debt			$3,564,053

Interest Coverage Ratio			8.77	x

Fixed Charge Coverage Ratio			8.55	x

Interest Coverage Ratio - adjusted for non-recurring items			4.23	x

Fixed Charge Coverage Ratio - adjusted for non-recurring items			4.13	x

Net Debt-to-EBITDA - adjusted for non-recurring items			5.7	x

Debt Covenant Overview

Unsecured Line of Credit Covenants (2)	Required	Actual	Compliance
Maximum Leverage Ratio	≤60.0%	34.8% (2)	Yes
Minimum Fixed Charge Coverage Ratio	≥1.5	3.4	Yes
Maximum Secured Debt Ratio	≤40.0%	17.4%	Yes
Minimum Unencumbered Pool Leverage Ratio	≥150.0%	369.3%	Yes

Senior Unsecured Note Covenants (3)	Required	Actual	Compliance
Debt as a percentage of Total Assets	≤60.0%	34.8% (3)	Yes
Consolidated Income Available for Debt Service to Annual Service Charge	≥1.5	4.4	Yes
Secured Debt as a percentage of Total Assets	≤40.0%	13.4%	Yes
Total Unencumbered Assets to Unsecured Debt	≥150.0%	317.0%	Yes

Securities Ratings	Debt	Preferred	Outlook
Moody's Investors Service	Baa1	Baa2	Stable
Standard & Poor's	BBB+	BB+	Stable

(1) See Attachment 16 for definitions and other terms.
(2) As defined in our credit agreement dated October 20, 2015.
(3) As defined in our indenture dated November 1, 1995 as amended, supplemented or modified from time to time.
(4) Total debt includes approximately $17.9 million of deferred financing costs, which are reflected as a direct reduction to debt outstanding as of December 31, 2015.

Attachment 5

UDR, Inc.
Operating Information (1)
(Unaudited)

	Total	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	Homes	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Revenues
Same-Store Communities	34,598	$179,765	$178,776	$175,500	$171,831	$169,284
Stabilized, Non-Mature Communities	2,292	20,528	19,247	16,216	14,786	13,333
Acquired Communities	3,246	15,575	—	—	—	—
Redevelopment Communities	592	6,160	6,164	5,970	5,774	5,792
Development Communities	—	—	—	—	—	—
Non-Residential / Other (2)	—	7,062	6,131	5,612	4,639	4,634
Total	40,728	$229,090	$210,318	$203,298	$197,030	$193,043
Expenses
Same-Store Communities		$51,264	$52,648	$49,869	$50,462	$48,726
Stabilized, Non-Mature Communities		6,908	6,835	6,276	5,896	5,527
Acquired Communities		4,742	—	—	—	—
Redevelopment Communities		1,327	1,404	1,323	1,356	1,306
Development Communities		39	56	9	10	26
Non-Residential / Other (2)		1,862	717	1,786	2,373	2,122
Total		$66,142	$61,660	$59,263	$60,097	$57,707
Net Operating Income
Same-Store Communities		$128,501	$126,128	$125,631	$121,369	$120,558
Stabilized, Non-Mature Communities		13,620	12,412	9,940	8,890	7,806
Acquired Communities		10,833	—	—	—	—
Redevelopment Communities		4,833	4,760	4,647	4,418	4,486
Development Communities		(39)	(56)	(9)	(10)	(26)
Non-Residential / Other (2)		5,200	5,414	3,826	2,266	2,512
Total		$162,948	$148,658	$144,035	$136,933	$135,336
Operating Margin
Same-Store Communities		71.5%	70.6%	71.6%	70.6%	71.2%
Average Physical Occupancy
Same-Store Communities		96.5%	96.6%	96.9%	96.7%	96.8%
Stabilized, Non-Mature Communities		94.8%	90.9%	83.5%	84.4%	72.7%
Acquired Communities		93.2%	—	—	—	—
Redevelopment Communities		93.7%	95.6%	96.2%	96.6%	97.6%
Development Communities		—	—	—	—	—
Other (3)		—	95.7%	96.3%	96.0%	95.6%
Total		96.1%	96.2%	96.2%	96.2%	95.6%
Return on Invested Capital
Same-Store Communities		7.5%	7.6%	7.5%	7.4%	7.1%
Sold and Held for Disposition Communities	—
Revenues		$5,262	$7,447	$9,466	$10,017	$13,061
Expenses		1,913	2,540	3,069	3,375	4,406
Net Operating Income/(loss)		$3,349	$4,907	$6,397	$6,642	$8,655

Total	40,728	$166,297	$153,565	$150,432	$143,575	$143,991

(1) See Attachment 16 for definition and other terms.
(2) Primarily non-residential revenue and expense and straight-line adjustment for concessions.
(3) Includes occupancy of Sold and Held for Disposition Communities and Discontinued Operations.

Attachment 6

UDR, Inc.
Same-Store Operating Expense Information (1)
(Dollars in Thousands)
(Unaudited)

	% of 4Q 2015
	SS Operating
Year-Over-Year Comparison	Expenses	4Q 2015	4Q 2014	% Change
Real estate taxes (2)	34.4%	$17,616	$16,834	4.6%
Personnel	24.8%	12,729	11,890	7.1%
Utilities	15.4%	7,922	7,466	6.1%
Repair and maintenance	13.6%	6,974	6,942	0.5%
Administrative and marketing	6.7%	3,428	3,313	3.5%
Insurance	5.1%	2,595	2,281	13.8%
Same-Store operating expenses (2)	100.0%	$51,264	$48,726	5.2%
Same-Store Homes	34,598

	% of 4Q 2015
	SS Operating
Sequential Comparison	Expenses	4Q 2015	3Q 2015	% Change
Real estate taxes	34.4%	$17,616	$16,973	3.8%
Personnel	24.8%	12,729	12,841	-0.9%
Utilities	15.4%	7,922	8,476	-6.5%
Repair and maintenance	13.6%	6,974	7,668	-9.1%
Administrative and marketing	6.7%	3,428	3,648	-6.0%
Insurance	5.1%	2,595	3,042	-14.7%
Same-Store operating expenses	100.0%	$51,264	$52,648	-2.6%
Same-Store Homes	34,598

	% of YTD 2015
	SS Operating
Year-to-Date Comparison	Expenses	YTD 2015	YTD 2014	% Change

Real estate taxes (2)	33.5%	$63,864	$62,046	2.9%
Personnel	24.7%	47,163	45,767	3.1%
Utilities	16.3%	31,179	29,721	4.9%
Repair and maintenance	13.9%	26,572	26,455	0.4%
Administrative and marketing	6.6%	12,630	12,498	1.1%
Insurance	5.0%	9,602	8,892	8.0%
Same-Store operating expenses (2)	100.0%	$191,010	$185,379	3.0%

Same-Store Homes	33,063

(1) See Attachment 16 for definitions and other terms.
(2) 4Q15 and YTD 2015 presented above includes $70 thousand and $140 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change would have been as follows:

	4Q 2015 vs. 4Q 2014	YTD 2015 vs. YTD 2014
Real estate taxes	3.6%	2.3%
Same-Store operating expense	4.8%	2.8%

Attachment 7(A)

UDR, Inc.
Apartment Home Breakout (1)
Portfolio Overview as of Quarter Ended
December 31, 2015
(Unaudited)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabil. / Other (3)	Homes	Homes (4)	(incl. JV) (4)
West Region
Orange County, CA	4,321	493	—	4,814	—	4,814
San Francisco, CA	2,230	—	521	2,751	—	2,751
Seattle, WA	1,656	358	71	2,085	555	2,640
Los Angeles, CA	1,225	—	—	1,225	151	1,376
Monterey Peninsula, CA	1,565	—	—	1,565	—	1,565
Other Southern CA	756	—	—	756	571	1,327
Portland, OR	476	—	—	476	—	476
	12,229	851	592	13,672	1,277	14,949
Mid-Atlantic Region
Metropolitan DC	4,824	332	3,246	8,402	874	9,276
Baltimore, MD	2,122	—	—	2,122	379	2,501
Richmond, VA	1,358	—	—	1,358	—	1,358
	8,304	332	3,246	11,882	1,253	13,135
Southeast Region
Orlando, FL	2,500	—	—	2,500	—	2,500
Nashville, TN	2,260	—	—	2,260	—	2,260
Tampa, FL	2,287	—	—	2,287	—	2,287
Other Florida	636	—	—	636	—	636
	7,683	—	—	7,683	—	7,683
Northeast Region
New York, NY	1,205	740	—	1,945	710	2,655
Boston, MA	1,179	369	—	1,548	1,302	2,850
Philadelphia, PA	—	—	—	—	290	290
	2,384	1,109	—	3,493	2,302	5,795
Southwest Region
Dallas, TX	2,725	—	—	2,725	1,382	4,107
Austin, TX	1,273	—	—	1,273	259	1,532
Denver, CO	—	—	—	—	223	223
	3,998	—	—	3,998	1,864	5,862
Totals	34,598	2,292	3,838	40,728	6,696	47,424

Communities	117	7	9	133	28	161

Total Homes (incl. joint ventures) (4)			47,424
Homes in Development, Excluding Completed Homes (5)
Current Pipeline Wholly-Owned			516
Current Pipeline Joint Venture (6)			1,173
Current Pipeline Preferred Equity Investments (6)			1,533
Total expected homes (including development)			50,646

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other, Sold, and Held for Disposition categories on Attachment 5. Excludes development homes not yet completed.
(4) Represents joint venture homes at 100 percent. See Attachment 12 for UDR's joint venture and partnership ownership interests.
(5) See Attachments 9(A) and 9(B) for details of our development communities.
(6) Represents joint venture and preferred equity investment homes at 100 percent. Excludes 218 homes at Steele Creek where we have a participating loan investment. See Attachments 9(A) and 9(B) for UDR's developments and ownership interests.

Attachment 7(B)

UDR, Inc.
Non-Mature Home Summary (1)
Portfolio Overview as of Quarter Ended
December 31, 2015
(Unaudited)

Non-Mature Home Breakout - By Region (includes development homes that have been completed)

		# of	Same-Store			# of	Same-Store
Community	Category	Homes	Date (2)	Community	Category	Homes	Date (2)
West Region				Mid-Atlantic Region
Orange County, CA				Metropolitan D.C.
Los Alisos	Stabilized, Non-Mature	320	1Q16	DelRay Tower	Stabilized, Non-Mature	332	1Q17
Beach & Ocean	Stabilized, Non-Mature	173	4Q16	1200 East West	Acquisition	247	1Q17
				Courts at Huntington Station	Acquisition	421	1Q17
San Francisco, CA				Eleven55 Ripley	Acquisition	379	1Q17
2000 Post	Redevelopment	328	1Q17	Arbor Park of Alexandria	Acquisition	851	2Q17
Edgewater	Redevelopment	193	2Q18	Courts at Dulles	Acquisition	411	1Q17
				Newport Village	Acquisition	937	1Q17
Seattle, WA
Lightbox	Stabilized, Non-Mature	162	2Q16	Northeast Region
Waterscape	Stabilized, Non-Mature	196	1Q16	New York, NY
Borgata Apartment Homes	Redevelopment	71	2Q18	View 34	Stabilized, Non-Mature	740	1Q16

				Boston, MA
				100 Pier 4	Stabilized, Non-Mature	369	1Q17

				Total		6,130

Non-Mature Home Breakout - By Date (quarter indicates date of Same-Store inclusion)

		# of				# of
Date & Community	Category	Homes		Date & Community	Category	Homes
1Q16				1Q17
Los Alisos	Stabilized, Non-Mature	320		2000 Post	Redevelopment	328
Waterscape	Stabilized, Non-Mature	196		DelRay Tower	Stabilized, Non-Mature	332
View 34	Stabilized, Non-Mature	740		100 Pier 4	Stabilized, Non-Mature	369
				1200 East West	Acquisition	247
2Q16				Courts at Huntington Station	Acquisition	421
Lightbox	Stabilized, Non-Mature	162		Eleven55 Ripley	Acquisition	379
				Courts at Dulles	Acquisition	411
4Q16				Newport Village	Acquisition	937
Beach & Ocean	Stabilized, Non-Mature	173
				2Q17
				Arbor Park of Alexandria	Acquisition	851

				2Q18
				Edgewater	Redevelopment	193
				Borgata Apartment Homes	Redevelopment	71

				Total		6,130

Summary of Non-Mature Home Activity

	Stabilized, Non-Mature	Acquired	Redevelopment	Development	Held for Disposition	Total
Non-Mature Homes at September 30, 2015	1,847	—	328	701	1,755	4,631
Domain College Park	(256)	—	—	—	—	(256)
DelRay Tower	332	—	—	(332)	—	—
100 Pier 4	369	—	—	(369)	—	—
1200 East West	—	247	—	—	—	247
Courts at Huntington Station	—	421	—	—	—	421
Eleven55 Ripley	—	379	—	—	—	379
Arbor Park of Alexandria	—	851	—	—	—	851
Courts at Dulles	—	411	—	—	—	411
Newport Village	—	937	—	—	—	937
Edgewater	—	—	193	—	—	193
Borgata	—	—	71	—	—	71
Dispositions	—	—	—	—	(1,755)	(1,755)
Non-Mature Homes at December 31, 2015	2,292	3,246	592	—	—	6,130

(1) See Attachment 16 for definitions and other terms.
(2) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD Same-Store pool.

Attachment 7(C)

UDR, Inc.
Total Revenue Per Occupied Home Summary (1)
Portfolio Overview as of Quarter Ended
December 31, 2015
(Unaudited)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabilized (3) (4)	Homes	Homes (5)	(incl. pro rata JV) (5)
West Region
Orange County, CA	$2,027	$2,089	$—	$2,033	$—	$2,033
San Francisco, CA	3,233	—	3,875	3,353	—	3,353
Seattle, WA	1,909	1,905	2,314	1,921	3,478	2,100
Los Angeles, CA	2,571	—	—	2,571	—	2,571
Monterey Peninsula, CA	1,422	—	—	1,422	—	1,422
Other Southern CA	1,674	—	—	1,674	2,970	2,026
Portland, OR	1,380	—	—	1,380	—	1,380
Mid-Atlantic Region
Metropolitan DC	1,911	1,880	1,839	1,882	2,723	1,867
Baltimore, MD	1,488	—	—	1,488	1,769	1,510
Richmond, VA	1,246	—	—	1,246	—	1,246
Southeast Region
Orlando, FL	1,126	—	—	1,126	—	1,126
Nashville, TN	1,142	—	—	1,142	—	1,142
Tampa, FL	1,220	—	—	1,220	—	1,220
Other Florida	1,430	—	—	1,430	—	1,430
Northeast Region
New York, NY	3,875	4,559	—	4,132	4,676	4,215
Boston, MA	2,370	4,026	—	2,756	2,373	2,642
Philadelphia, PA	—	—	—	—	3,252	3,252
Southwest Region
Dallas, TX	1,208	—	—	1,208	1,844	1,334
Austin, TX	1,366	—	—	1,366	4,301	1,626
Denver, CO	—	—	—	—	3,157	3,157
Weighted Average	$1,794	$3,151	$2,024	$1,860	$2,815	$1,956

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other and Sold and Held for Disposition communities categories on Attachment 5.
(4) Development revenue per occupied home can be affected by the timing of home deliveries during a quarter and the effects of upfront rental rate concessions on cash-based calculations.
(5) Represents joint ventures at UDR's pro-rata ownership interests. See Attachment 12 for UDR's joint venture and partnership ownership interests.

Attachment 7(D)

UDR, Inc.
Net Operating Income Breakout By Market (1)
December 31, 2015
(Dollars in Thousands)
(Unaudited)

	Three Months Ended December 31, 2015
			Pro-Rata
	Same-Store	Non Same-Store (2)	Share of JVs (3)	Total
Net Operating Income	$128,501	$34,447	$17,190	$180,138

	Three Months Ended December 31, 2015			Three Months Ended December 31, 2015
	As a % of NOI			As a % of NOI
Region	Same-Store	Total	Region	Same-Store	Total
West Region			Southeast Region
Orange County, CA	14.8%	12.0%	Orlando, FL	4.4%	3.1%
San Francisco, CA	12.3%	11.4%	Nashville, TN	4.2%	3.0%
Seattle, WA	5.1%	6.3%	Tampa, FL	4.1%	2.9%
Los Angeles, CA	5.1%	3.4%	Other Florida	1.3%	0.9%
Monterey Peninsula, CA	3.7%	2.6%		14.0%	9.9%
Other Southern CA	2.0%	2.4%	Northeast Region
Portland, OR	1.1%	0.8%	New York, NY	8.2%	12.1%
	44.1%	38.9%	Boston, MA	4.7%	7.0%
			Philadelphia, PA	0.0%	0.8%
Mid-Atlantic Region				12.9%	19.9%
Metropolitan DC	14.1%	18.1%	Southwest Region
Baltimore, MD	5.0%	4.0%	Dallas, TX	4.8%	4.6%
Richmond, VA	2.7%	2.0%	Austin, TX	2.4%	2.3%
	21.8%	24.1%	Denver, CO	0.0%	0.3%
				7.2%	7.2%

			Total	100.0%	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) Excludes results from Sold and Held for Disposition Communities.
(3) Includes UDR's pro rata share of joint venture and partnership NOI.

Attachment 8(A)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Prior Year Quarter
December 31, 2015
(Unaudited)

		% of Same-
	Total	Store Portfolio	Same-Store
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	4Q 2015 NOI	4Q 15	4Q 14	Change	4Q 15	4Q 14	Change
West Region
Orange County, CA	4,321	14.8%	95.7%	96.0%	-0.3%	$2,027	$1,880	7.8%
San Francisco, CA	2,230	12.3%	96.3%	96.9%	-0.6%	3,233	2,934	10.2%
Seattle, WA	1,656	5.1%	97.1%	97.1%	0.0%	1,909	1,735	10.0%
Los Angeles, CA	1,225	5.1%	95.6%	94.6%	1.0%	2,571	2,358	9.0%
Monterey Peninsula, CA	1,565	3.7%	96.3%	96.8%	-0.5%	1,422	1,252	13.6%
Other Southern CA	756	2.0%	96.3%	96.2%	0.1%	1,674	1,573	6.4%
Portland, OR	476	1.1%	96.9%	97.1%	-0.2%	1,380	1,215	13.6%
	12,229	44.1%	96.2%	96.3%	-0.2%	2,159	1,975	9.3%
Mid-Atlantic Region
Metropolitan DC	4,824	14.1%	96.5%	97.1%	-0.6%	1,911	1,872	2.1%
Baltimore, MD	2,122	5.0%	96.1%	96.5%	-0.4%	1,488	1,451	2.5%
Richmond, VA	1,358	2.7%	95.6%	96.2%	-0.6%	1,246	1,227	1.5%
	8,304	21.8%	96.3%	96.8%	-0.5%	1,695	1,660	2.0%
Southeast Region
Orlando, FL	2,500	4.4%	97.0%	96.6%	0.4%	1,126	1,054	6.8%
Nashville, TN	2,260	4.2%	97.7%	97.7%	0.0%	1,142	1,061	7.6%
Tampa, FL	2,287	4.1%	97.0%	96.8%	0.2%	1,220	1,154	5.7%
Other Florida	636	1.3%	96.2%	96.9%	-0.7%	1,430	1,394	2.6%
	7,683	14.0%	97.1%	97.0%	0.1%	1,184	1,114	6.4%
Northeast Region
New York, NY	1,205	8.2%	97.8%	98.1%	-0.3%	3,875	3,659	5.9%
Boston, MA	1,179	4.7%	96.7%	96.1%	0.6%	2,370	2,267	4.5%
	2,384	12.9%	97.3%	97.1%	0.2%	3,135	2,978	5.3%
Southwest Region
Dallas, TX	2,725	4.8%	96.7%	97.5%	-0.8%	1,208	1,139	6.1%
Austin, TX	1,273	2.4%	96.8%	97.6%	-0.8%	1,366	1,282	6.6%
	3,998	7.2%	96.7%	97.5%	-0.8%	1,258	1,185	6.2%

Total/Weighted Avg.	34,598	100.0%	96.5%	96.8%	-0.3%	$1,794	$1,685	6.5%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(B)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Prior Year Quarter
December 31, 2015
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	4Q 15	4Q 14	Change	4Q 15	4Q 14	Change		4Q 15	4Q 14	Change
West Region
Orange County, CA	4,321	$25,143	$23,401	7.4%	$6,110	$5,949	2.7%		$19,033	$17,452	9.1%
San Francisco, CA	2,230	20,831	19,023	9.5%	5,034	4,504	11.8%		15,797	14,519	8.8%
Seattle, WA	1,656	9,209	8,369	10.0%	2,593	2,283	13.6%		6,616	6,086	8.7%
Los Angeles, CA	1,225	9,032	8,198	10.2%	2,469	2,398	2.9%		6,563	5,800	13.2%
Monterey Peninsula, CA	1,565	6,429	5,689	13.0%	1,737	1,642	5.8%		4,692	4,047	15.9%
Other Southern CA	756	3,657	3,431	6.6%	1,033	950	8.7%		2,624	2,481	5.8%
Portland, OR	476	1,909	1,685	13.3%	521	518	0.7%		1,388	1,167	18.9%
	12,229	76,210	69,796	9.2%	19,497	18,244	6.9%		56,713	51,552	10.0%
Mid-Atlantic Region
Metropolitan DC	4,824	26,693	26,309	1.5%	8,548	8,081	5.8%		18,145	18,228	-0.5%
Baltimore, MD	2,122	9,105	8,916	2.1%	2,714	2,671	1.6%		6,391	6,245	2.3%
Richmond, VA	1,358	4,852	4,810	0.9%	1,353	1,169	15.7%		3,499	3,641	-3.9%
	8,304	40,650	40,035	1.5%	12,615	11,921	5.8%		28,035	28,114	-0.3%
Southeast Region
Orlando, FL	2,500	8,191	7,639	7.2%	2,612	2,467	5.9%		5,579	5,172	7.9%
Nashville, TN	2,260	7,563	7,027	7.6%	2,157	2,292	-5.9%		5,406	4,735	14.2%
Tampa, FL	2,287	8,122	7,665	5.9%	2,842	2,657	7.0%		5,280	5,008	5.4%
Other Florida	636	2,624	2,578	1.8%	944	935	1.0%		1,680	1,643	2.3%
	7,683	26,500	24,909	6.4%	8,555	8,351	2.5%		17,945	16,558	8.4%
Northeast Region
New York, NY	1,205	13,701	12,976	5.6%	3,192	2,752	16.0%	(2)	10,509	10,224	2.8%	(2)
Boston, MA	1,179	8,105	7,707	5.2%	2,070	2,192	-5.6%		6,035	5,515	9.4%
	2,384	21,806	20,683	5.4%	5,262	4,944	6.4%		16,544	15,739	5.1%
Southwest Region
Dallas, TX	2,725	9,548	9,081	5.1%	3,404	3,352	1.5%		6,144	5,729	7.3%
Austin, TX	1,273	5,051	4,780	5.7%	1,931	1,914	0.9%		3,120	2,866	8.9%
	3,998	14,599	13,861	5.3%	5,335	5,266	1.3%		9,264	8,595	7.8%

Totals	34,598	$179,765	$169,284	6.2%	$51,264	$48,726	5.2%	(2)	$128,501	$120,558	6.6%	(2)

(1) See Attachment 16 for definitions and other terms.
(2) 4Q15 presented above includes $70 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 4.8% and 6.8%, respectively; and the percent change in New York expense and NOI would have been 6.5% and 4.9%, respectively.

Attachment 8(C)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Last Quarter
December 31, 2015
(Unaudited)

	Total	Same-Store
	Same-Store	Physical Occupancy			Total Revenue per Occupied Home
	Homes	4Q 15	3Q 15	Change	4Q 15	3Q 15	Change
West Region
Orange County, CA	4,321	95.7%	95.6%	0.1%	$2,027	$1,998	1.5%
San Francisco, CA	2,230	96.3%	96.1%	0.2%	3,233	3,194	1.2%
Seattle, WA	1,656	97.1%	96.8%	0.3%	1,909	1,883	1.4%
Los Angeles, CA	1,225	95.6%	95.7%	-0.1%	2,571	2,530	1.6%
Monterey Peninsula, CA	1,565	96.3%	97.2%	-0.9%	1,422	1,377	3.3%
Other Southern CA	756	96.3%	95.6%	0.7%	1,674	1,644	1.8%
Portland, OR	476	96.9%	97.2%	-0.3%	1,380	1,337	3.2%
	12,229	96.2%	96.1%	0.0%	2,161	2,125	1.7%
Mid-Atlantic Region
Metropolitan DC	4,824	96.5%	96.7%	-0.2%	1,911	1,927	-0.8%
Baltimore, MD	2,122	96.1%	96.3%	-0.2%	1,488	1,489	-0.1%
Richmond, VA	1,358	95.6%	95.9%	-0.3%	1,246	1,261	-1.2%
	8,304	96.3%	96.5%	-0.2%	1,695	1,707	-0.7%
Southeast Region
Orlando, FL	2,500	97.0%	97.0%	0.0%	1,126	1,118	0.7%
Nashville, TN	2,260	97.7%	97.4%	0.3%	1,142	1,124	1.6%
Tampa, FL	2,287	97.0%	97.0%	0.0%	1,220	1,216	0.3%
Other Florida	636	96.2%	96.7%	-0.5%	1,430	1,432	-0.1%
	7,683	97.1%	97.1%	0.0%	1,184	1,175	0.7%
Northeast Region
New York, NY	1,205	97.8%	98.0%	-0.2%	3,875	3,883	-0.2%
Boston, MA	1,179	96.7%	97.0%	-0.3%	2,370	2,377	-0.3%
	2,384	97.3%	97.5%	-0.2%	3,135	3,142	-0.2%
Southwest Region
Dallas, TX	2,725	96.7%	96.9%	-0.2%	1,208	1,207	0.1%
Austin, TX	1,273	96.8%	97.7%	-0.9%	1,366	1,350	1.2%
	3,998	96.7%	97.2%	-0.4%	1,258	1,253	0.4%

Total/Weighted Avg.	34,598	96.5%	96.6%	-0.1%	$1,794	$1,782	0.7%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(D)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Last Quarter
December 31, 2015
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses			Net Operating Income
	Homes	4Q 15	3Q 15	Change	4Q 15	3Q 15	Change	4Q 15	3Q 15	Change
West Region
Orange County, CA	4,321	$25,143	$24,757	1.6%	$6,110	$6,278	-2.7%	$19,033	$18,479	3.0%
San Francisco, CA	2,230	20,831	20,532	1.5%	5,034	4,706	7.0%	15,797	15,826	-0.2%
Seattle, WA	1,656	9,209	9,055	1.7%	2,593	2,568	1.0%	6,616	6,487	2.0%
Los Angeles, CA	1,225	9,032	8,898	1.5%	2,469	2,107	17.2%	6,563	6,791	-3.4%
Monterey Peninsula, CA	1,565	6,429	6,285	2.3%	1,737	1,765	-1.6%	4,692	4,520	3.8%
Other Southern CA	756	3,657	3,564	2.6%	1,033	1,058	-2.4%	2,624	2,506	4.7%
Portland, OR	476	1,909	1,856	2.9%	521	505	3.4%	1,388	1,351	2.7%
	12,229	76,210	74,947	1.7%	19,497	18,987	2.7%	56,713	55,960	1.3%
Mid-Atlantic Region
Metropolitan DC	4,824	26,693	26,970	-1.0%	8,548	9,194	-7.0%	18,145	17,776	2.1%
Baltimore, MD	2,122	9,105	9,128	-0.3%	2,714	3,018	-10.1%	6,391	6,110	4.6%
Richmond, VA	1,358	4,852	4,925	-1.5%	1,353	1,333	1.6%	3,499	3,592	-2.6%
	8,304	40,650	41,023	-0.9%	12,615	13,545	-6.9%	28,035	27,478	2.0%
Southeast Region
Orlando, FL	2,500	8,191	8,134	0.7%	2,612	2,615	-0.1%	5,579	5,519	1.1%
Nashville, TN	2,260	7,563	7,424	1.9%	2,157	2,289	-5.7%	5,406	5,135	5.3%
Tampa, FL	2,287	8,122	8,093	0.4%	2,842	2,893	-1.7%	5,280	5,200	1.5%
Other Florida	636	2,624	2,642	-0.7%	944	934	1.0%	1,680	1,708	-1.6%
	7,683	26,500	26,293	0.8%	8,555	8,731	-2.0%	17,945	17,562	2.2%
Northeast Region
New York, NY	1,205	13,701	13,758	-0.4%	3,192	3,388	-5.8%	10,509	10,370	1.3%
Boston, MA	1,179	8,105	8,156	-0.6%	2,070	2,365	-12.5%	6,035	5,791	4.2%
	2,384	21,806	21,914	-0.5%	5,262	5,753	-8.5%	16,544	16,161	2.4%
Southwest Region
Dallas, TX	2,725	9,548	9,563	-0.2%	3,404	3,531	-3.6%	6,144	6,032	1.8%
Austin, TX	1,273	5,051	5,036	0.3%	1,931	2,101	-8.1%	3,120	2,935	6.3%
	3,998	14,599	14,599	0.0%	5,335	5,632	-5.3%	9,264	8,967	3.3%

Total	34,598	$179,765	$178,776	0.6%	$51,264	$52,648	-2.6%	$128,501	$126,128	1.9%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(E)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Year-to-Date vs. Prior Year-to-Date
December 31, 2015
(Unaudited)

		% of Same-
	Total	Store Portfolio	Same-Store
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	YTD 2015 NOI	YTD 15	YTD 14	Change	YTD 15	YTD 14	Change
West Region
Orange County, CA	3,357	12.0%	95.9%	95.5%	0.4%	$1,919	$1,815	5.7%
San Francisco, CA	1,915	10.7%	96.8%	97.1%	-0.3%	2,909	2,643	10.1%
Seattle, WA	1,656	5.4%	97.2%	97.1%	0.1%	1,843	1,708	7.9%
Los Angeles, CA	1,225	5.5%	95.5%	95.2%	0.3%	2,486	2,329	6.7%
Monterey Peninsula, CA	1,565	3.8%	97.0%	95.8%	1.2%	1,344	1,216	10.5%
Other Southern CA	756	2.2%	96.2%	96.0%	0.2%	1,636	1,545	5.9%
Portland, OR	476	1.1%	97.5%	97.7%	-0.2%	1,303	1,167	11.7%
	10,950	40.7%	96.5%	96.2%	0.3%	2,015	1,869	7.8%
Mid-Atlantic Region
Metropolitan DC	4,568	14.6%	96.6%	96.9%	-0.3%	1,912	1,874	2.0%
Baltimore, MD	2,122	5.4%	96.7%	96.7%	0.0%	1,482	1,452	2.1%
Richmond, VA	1,358	3.0%	96.1%	96.5%	-0.4%	1,241	1,220	1.7%
	8,048	23.0%	96.6%	96.8%	-0.2%	1,684	1,653	1.8%
Southeast Region
Orlando, FL	2,500	4.7%	96.9%	96.8%	0.1%	1,103	1,036	6.5%
Nashville, TN	2,260	4.4%	97.4%	97.5%	-0.1%	1,113	1,053	5.7%
Tampa, FL	2,287	4.4%	97.0%	96.5%	0.5%	1,201	1,137	5.6%
Other Florida	636	1.4%	96.6%	96.5%	0.1%	1,422	1,362	4.4%
	7,683	14.9%	97.1%	96.9%	0.2%	1,161	1,098	5.7%
Northeast Region
New York, NY	1,205	8.9%	97.9%	97.7%	0.2%	3,820	3,623	5.4%
Boston, MA	1,179	4.9%	96.7%	96.3%	0.4%	2,337	2,225	5.0%
	2,384	13.8%	97.3%	97.0%	0.3%	3,091	2,937	5.2%
Southwest Region
Dallas, TX	2,725	5.1%	96.9%	97.2%	-0.3%	1,190	1,130	5.3%
Austin, TX	1,273	2.5%	97.2%	97.1%	0.1%	1,345	1,274	5.6%
	3,998	7.6%	97.0%	97.2%	-0.2%	1,239	1,176	5.4%

Total/Weighted Avg.	33,063	100.0%	96.7%	96.7%	0.0%	$1,721	$1,630	5.5%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(F)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Year-to-Date vs. Prior Year-to-Date
December 31, 2015
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	YTD 15	YTD 14	Change	YTD 15	YTD 14	Change		YTD 15	YTD 14	Change
West Region
Orange County, CA	3,357	$74,124	$69,811	6.2%	$18,029	$18,015	0.1%		$56,095	$51,796	8.3%
San Francisco, CA	1,915	64,708	58,966	9.7%	14,676	14,270	2.8%		50,032	44,696	11.9%
Seattle, WA	1,656	35,595	32,963	8.0%	10,048	9,524	5.5%		25,547	23,439	9.0%
Los Angeles, CA	1,225	34,901	32,599	7.1%	9,239	9,903	-6.7%		25,662	22,696	13.1%
Monterey Peninsula, CA	1,565	24,485	21,869	12.0%	6,756	6,543	3.2%		17,729	15,326	15.7%
Other Southern CA	756	14,279	13,456	6.1%	3,940	3,985	-1.1%		10,339	9,471	9.2%
Portland, OR	476	7,254	6,511	11.4%	1,976	1,962	0.7%		5,278	4,549	16.0%
	10,950	255,346	236,175	8.1%	64,664	64,202	0.7%		190,682	171,973	10.9%
Mid-Atlantic Region
Metropolitan DC	4,568	101,222	99,562	1.7%	32,584	31,436	3.7%		68,638	68,126	0.8%
Baltimore, MD	2,122	36,497	35,749	2.1%	11,078	10,592	4.6%		25,419	25,157	1.0%
Richmond, VA	1,358	19,439	19,180	1.3%	5,172	4,871	6.2%		14,267	14,309	-0.3%
	8,048	157,158	154,491	1.7%	48,834	46,899	4.1%		108,324	107,592	0.7%
Southeast Region
Orlando, FL	2,500	32,066	30,073	6.6%	10,145	9,704	4.5%		21,921	20,369	7.6%
Nashville, TN	2,260	29,409	27,840	5.6%	8,937	8,918	0.2%		20,472	18,922	8.2%
Tampa, FL	2,287	31,960	30,115	6.1%	11,299	10,844	4.2%		20,661	19,271	7.2%
Other Florida	636	10,485	10,033	4.5%	3,719	3,542	5.0%		6,766	6,491	4.2%
	7,683	103,920	98,061	6.0%	34,100	33,008	3.3%		69,820	65,053	7.3%
Northeast Region
New York, NY	1,205	54,078	51,190	5.6%	12,524	11,492	9.0%	(2)	41,554	39,698	4.7%	(2)
Boston, MA	1,179	31,970	30,310	5.5%	8,985	8,693	3.4%		22,985	21,617	6.3%
	2,384	86,048	81,500	5.6%	21,509	20,185	6.6%		64,539	61,315	5.3%
Southwest Region
Dallas, TX	2,725	37,700	35,917	5.0%	13,662	13,260	3.0%		24,038	22,657	6.1%
Austin, TX	1,273	19,970	18,893	5.7%	8,241	7,825	5.3%		11,729	11,068	6.0%
	3,998	57,670	54,810	5.2%	21,903	21,085	3.9%		35,767	33,725	6.1%

Totals	33,063	$660,142	$625,037	5.6%	$191,010	$185,379	3.0%	(2)	$469,132	$439,658	6.7%	(2)

(1) See Attachment 16 for definitions and other terms.
(2) 2015 presented above includes $140 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 2.8% and 6.9%, respectively; and the percent change in New York expense and NOI would have been 4.2% and 6.8%, respectively.

Attachment 8(G)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
December 31, 2015
(Unaudited)

	Effective New Lease Rate Growth	Effective Renewal Lease Rate Growth	Annualized Turnover (2)
	4Q 2015	4Q 2015	4Q 2015	4Q 2014	YTD 2015	YTD 2014
West Region
Orange County, CA	3.9%	6.2%	48.9%	45.4%	57.4%	58.4%
San Francisco, CA	5.2%	9.3%	45.2%	39.3%	55.4%	53.7%
Seattle, WA	6.0%	9.4%	43.6%	46.0%	52.3%	52.0%
Los Angeles, CA	8.6%	9.0%	46.3%	50.8%	52.1%	52.7%
Monterey Peninsula, CA	9.9%	14.5%	61.3%	51.7%	56.7%	49.1%
Other Southern CA	3.4%	5.8%	49.9%	49.9%	60.3%	58.3%
Portland, OR	11.8%	13.7%	46.7%	50.0%	54.0%	52.9%

Mid-Atlantic Region
Metropolitan DC	-2.1%	3.7%	36.7%	38.5%	44.8%	43.8%
Baltimore, MD	-2.5%	5.1%	46.6%	42.6%	51.1%	51.9%
Richmond, VA	-3.2%	5.6%	50.8%	46.5%	56.4%	56.0%

Southeast Region
Orlando, FL	7.4%	7.1%	44.6%	44.3%	51.5%	53.3%
Nashville, TN	7.0%	7.6%	43.2%	46.5%	53.7%	54.3%
Tampa, FL	8.0%	7.7%	43.0%	47.4%	53.5%	54.3%
Other Florida	8.0%	5.6%	46.8%	43.7%	46.5%	48.7%

Northeast Region
New York, NY	2.7%	7.0%	23.0%	27.7%	38.1%	41.3%
Boston, MA	3.8%	6.9%	35.7%	46.8%	45.3%	47.3%

Southwest Region
Dallas, TX	2.8%	6.6%	45.6%	45.7%	55.4%	53.4%
Austin, TX	3.3%	6.5%	48.9%	42.1%	50.0%	51.1%

Total/Weighted Avg.	3.8%	7.0%	44.4%	44.0%	51.9%	51.7%

Percentage of Total Repriced Homes	52.5%	47.5%

	4Q 2015	4Q 2014
Total Combined New and Renewal Lease Rate Growth	5.3%	3.6%

(1) See Attachment 16 for definitions and other terms.
(2) 4Q15 same-store home count: 34,598. YTD 2015 same-store home count: 33,063.

Attachment 9(A)

UDR, Inc.
Development Summary (1) (2)
December 31, 2015
(Dollars in Thousands)
(Unaudited)
Wholly-Owned

									Schedule			Percentage
		# of	Compl.	Cost to	Budgeted	Est. Cost		Project		Initial
Community	Location	Homes	Homes	Date	Cost	per Home		Debt	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
Pacific City	Huntington Beach, CA	516	—	$124,072	$342,000	$663		$—	2Q15	2Q17	1Q18	—	—
Total		516	—	$124,072	$342,000	$663		$—

Completed Projects, Non-Stabilized

N/A	N/A	—	—	$—	$—	$—		$—	N/A	N/A	N/A	—	—
Total - Wholly Owned		516	—	$124,072	$342,000	$663		$—

Net Operating Income From Wholly-Owned Projects								UDR's Capitalized Interest on Wholly-Owned Development Projects
		4Q 15							4Q 15
Projects Under Construction		$(39)							$1,085
Completed, Non-Stabilized		—
Total		$(39)

Unconsolidated Joint Ventures and Partnerships (7)
									Schedule			Percentage
		Own.	# of	Compl.	Cost to	Budgeted		Project		Initial
Community	Location	Interest	Homes	Homes	Date (3)	Cost		Debt (8)	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
399 Fremont	San Francisco, CA	51%	447	—	$297,064	$317,700	(4)	$119,202	1Q14	1Q16	3Q16	2.2%	—
Residences on Jamboree	Irvine, CA	50%	381	—	78,545	125,000		12,160	3Q14	3Q16	1Q17	—	—
3033 Wilshire	Los Angeles, CA	50%	190	—	67,555	107,000	(5)	2,126	4Q14	4Q16	1Q17	—	—
Domain Mountain View	Mountain View, CA	50%	155	—	41,988	99,000	(6)	—	1Q15	1Q17	2Q17	—	—
Total			1,173	—	$485,152	$648,700		$133,488

Completed Projects, Non-Stabilized
N/A	N/A	—	—	—	$—	$—		$—	N/A	N/A	N/A	—	—
Total - Unconsolidated Joint Ventures and Partnerships			1,173	—	$485,152	$648,700		$133,488

								UDR's Capitalized Interest on Unconsolidated Development Projects
									4Q 15
									$1,637

Projected Weighted Average Stabilized Yield on Development Projects Over Respective Market Cap Rates:									150-200 bps

(1) See Attachment 16 for definitions and other terms.
(2) The development summary above includes all communities under development that UDR wholly owns or owns an interest in through an unconsolidated joint venture.
(3) Cost to Date includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(4) Includes 3,800 square feet of retail space.
(5) Includes 5,500 square feet of retail space.
(6) Includes 4,500 square feet of retail space.
(7) Unconsolidated developments are presented at 100%.
(8) Debt balances are presented net of deferred financing costs.

Attachment 9(B)

UDR, Inc.
Preferred Equity and Participating Loan Investments (1)
December 31, 2015
(Dollars in Thousands)
(Unaudited)
Preferred Equity Investments

						UDR	UDR
		Own.	# of	Compl.	Going-in	Investment	Share of	Schedule			Percentage
Community	Location	Interest	Homes	Homes	Valuation	Cost	Debt	Start	Compl.	Stabilization	Leased	Occupied
Projects Under Construction

West Coast Development JV (2)
8th & Republican (3)(4)	Seattle, WA	48%	211	—	$97,020	$23,971	$14,557	3Q14	1Q16	1Q17	—	—
Katella Grand I	Anaheim, CA	49%	399	83	137,935	34,268	23,995	4Q13	1Q16	1Q17	21.8%	15.8%
CityLine (5)	Seattle, WA	49%	244	58	80,360	20,214	13,755	3Q14	2Q16	3Q16	14.3%	9.0%
12th & Olive (3)(6)	Los Angeles, CA	47%	293	—	129,360	33,698	11,932	2Q14	3Q16	4Q17	—	—
Katella Grand II	Anaheim, CA	49%	386	—	114,660	24,176	—	4Q14	2Q17	2Q18	—	—
Total			1,533	141	$559,335	$136,327	$64,239

Completed Projects, Non-Stabilized
N/A	N/A	—	—	—	$—	$—	$—	N/A	N/A	N/A	—	—
Total - Preferred Equity Investments			1,533	141	$559,335	$136,327	$64,239

Participating Loan Investment

			# of	Compl.	Cost to	Budgeted	Loan	Loan
Community	Location		Homes	Homes	Date (9)	Cost	Commitment	Balance (9)	Leased	Occupied
Steele Creek (7)(8)	Denver, CO		218	218	$108,835	$109,950	$93,458	$90,747	92.7%	86.7%
Total			218	218	$108,835	$109,950	$93,458	$90,747

(1) See Attachment 16 for definitions and other terms.
(2) In May 2015, UDR agreed to pay $136 million, net of debt, to acquire a 48% weighted average ownership interest in a $559 million, West Coast Development joint venture consisting of five communities in various stages of construction. UDR receives a 6.5% preferred return on our equity investment cost until stabilization. Our partner assumes all economics until stabilization. Upon stabilization, economics will be shared between UDR and our partner. UDR has the option to purchase each property at a fixed price one year after completion at an all-in option price of $597 million. A community is considered stabilized when it reaches 80% occupancy for ninety consecutive days.

(3) A small ownership interest in 8th & Republican and 12th & Olive is held by an additional co-investor.
(4) Includes 13,600 square feet of retail space.
(5) UDR will have an option to acquire an interest in the second phase that is adjacent to the first phase.
(6) Includes 15,500 square feet of retail space.
(7) Includes 17,000 square feet of retail space. Refer to Attachment 12 for terms of our participating loan investment.
(8) UDR's participating loan is reflected as investment in and advances to unconsolidated joint ventures on the Consolidated Balance Sheets and net income/(loss) from unconsolidated entities on the Consolidated Statements of Operations in accordance with GAAP. UDR has the option to purchase the property 25 months after completion of construction and we receive 50% of the value created from the project upon acquisition of the community or sale to a third party.

(9) Cost to date includes accruals for costs incurred, but not yet paid as of the end of the period. Loan balance includes only amounts funded plus interest accrued at 6.5% prior to the period end.

Attachment 10

UDR, Inc.
Redevelopment Summary (1)
December 31, 2015
(Dollars in Thousands)
(Unaudited)
Wholly-Owned
			Sched.
		# of	Redev.	Compl.	Cost to	Budgeted	Est. Cost	Schedule				Percentage
Community	Location	Homes	Homes	Homes	Date	Cost (2)	per Home	Acq.	Start	Compl.	Same-Store (3)	Leased	Occupied
Projects in Redevelopment

2000 Post	San Francisco, CA	328	(4)	(4)	$9,848	$15,000	(4)	4Q98	1Q15	1Q16	1Q17	93.3%	92.7%
Edgewater	San Francisco, CA	193	193	—	245	9,000	47	1Q08	4Q15	1Q17	2Q18	94.3%	93.8%
Borgata Apartment Homes	Bellevue, WA	71	71	11	1,209	4,000	56	2Q07	4Q15	1Q17	2Q18	87.3%	77.5%
Total		592	264	11	$11,302	$28,000	$49

Completed Redevelopments, Non-Stabilized

N/A	N/A	—	—	—	$—	$—	$—	N/A	N/A	N/A	N/A	—	—
Total - Wholly Owned		592	264	11	$11,302	$28,000	$49

Capitalized Interest on Redevelopment Projects
	4Q 15
	$96

		Projected Weighted Average Return on Incremental Capital Invested:				7.0% to 9.0%

(1) See Attachment 16 for definitions and other terms.
(2) Represents UDR's incremental capital invested in the projects.
(3) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD same-store pool.
(4) 2000 Post redevelopment project will not impact the individual homes. The project includes renovation of building exteriors, corridors, and common area amenities.

Attachment 11

UDR, Inc.
Land Summary (1)
December 31, 2015
(Dollars in Thousands)
(Unaudited)

		UDR Ownership	Real Estate	UDR Pro-Rata
Parcel	Location	Interest	Cost Basis	Cost Basis	Status Update (2)

						Design	Hold for Future
					Entitlements	Development	Development
Wholly-Owned
7 Harcourt (3)	Boston, MA	100%	$6,538	$6,538	Complete	In Process
Vitruvian Park®	Addison, TX	100%	13,835	13,835	Complete		In Process
345 Harrison Street	Boston, MA	100%	40,375	40,375	Complete	In Process
Total			$60,748	$60,748

			Real Estate	UDR Pro-Rata
			Cost Basis	Cost Basis
Consolidated Joint Ventures
3032 Wilshire (4)	Santa Monica, CA	95%	$12,605	$11,975
2919 Wilshire (5)	Santa Monica, CA	95%	8,336	7,919
Total			$20,941	$19,894

			Real Estate	UDR Pro-Rata
			Cost Basis (6)	Cost Basis (6)
Unconsolidated Joint Ventures and Partnerships
UDR/MetLife I - 3 parcels (7)	Various	5%	$70,441	$3,463	In Process		In Process
UDR/MetLife Land - 8 parcels (8)	Various	50%	91,149	45,594	Complete	In Process	In Process
Total			$161,590	$49,057

Total			$243,279	$129,699

Capitalized Interest on Land Projects
	4Q 15
	$1,100

(1) See Attachment 16 for definitions and other terms.
(2) Pursuing Entitlements: During this phase the Company is actively pursuing the necessary approvals for the rights to develop multifamily and/or mixed use communities.
       Design Development: During this phase the Company is actively working to complete architectural and engineering documents in preparation for the commencement of construction of multifamily and/or mixed uses communities.

Hold for Future Development: Entitled and/or unentitled land sites that the Company holds for future development.
(3) Land is adjacent to UDR's Garrison Square community.
(4) As of December 31, 2015 this property is under contract and held for disposition.
(5) On January 11, 2016, UDR entered into a purchase and sale agreement to dispose of this property.
(6) Cost basis includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(7) Parcels are located in Bellevue, WA; Los Angeles, CA; and Dublin, CA.
(8) Includes 6 parcels in Addison, TX and 2 parcels in Los Angeles, CA.

Attachment 12

UDR, Inc.
Unconsolidated Joint Venture Summary (1)
December 31, 2015
(Dollars in Thousands)
(Unaudited)
Portfolio Characteristics

		# of			Physical	Total Rev. per	Net Operating Income
	Property	Comm. /	# of	Own.	Occupancy	Occ. Home	UDR's Share		Total
Joint Venture and Partnerships	Type	Parcels	Homes (7)	Interest	4Q 15	4Q 15 (1)	4Q 2015	YTD 2015	YTD 2015 (2)
UDR / MetLife
Operating communities	Various	22	5,230	50%	95.4%	$2,908	$15,328	$60,930	$121,860
Non-Mature	Various	3	806	(3)	93.6%	2,233	948	5,922	11,744
Development communities	Various	4	—	(4)	—	—	(76)	(101)	(198)
Land parcels		11	—	(5)	—	—	(42)	(125)	(383)
UDR / KFH	High-rise	3	660	30%	95.6%	2,538	1,032	4,125	13,749
Total/Weighted Average		43	6,696		95.2%	$2,815	$17,190	$70,751	$146,772

Balance Sheet Characteristics and Returns

	Gross Book Value				Weighted
	of JV Real	Total Project	UDR's Equity		Avg. Debt	Debt	Returns (8)
Joint Venture and Partnerships	Estate Assets (6)	Debt (6)(12)	Investment		Interest Rate	Maturities	ROIC	ROE
UDR / MetLife
Operating communities	$2,249,305	$1,160,737	$413,994		4.5%	2018-2023
Non-Mature	282,429	156,364	48,923		4.0%	2018-2025
Development communities	497,350	133,488	155,061		2.8%	2018
Land parcels	181,193	—	68,274		N/A	N/A
UDR / KFH	284,179	164,299	17,211		3.1%	2016-2025
Total/Weighted Average	$3,494,456	$1,614,888	$703,463		4.2%		5.8%	7.3%

Same-Store Unconsolidated Joint Venture Growth

	Same-Store
	Joint Venture	4Q 2015 vs. 4Q 2014 Growth				4Q 2015 vs. 3Q 2015 Growth
Joint Venture	Communities (6)	Revenue	Expense	NOI		Revenue	Expense	NOI
UDR / MetLife	22	1.7%	7.2%	-0.6%		-1.1%	-2.7%	-0.3%
UDR / KFH	3	-3.2%	1.0%	-4.8%		-1.5%	-5.1%	-0.1%
Total/Average	25	1.2%	6.6%	-1.0%		-1.1%	-2.9%	-0.3%

				NOI				NOI
Same-Store JV Results at UDR's Pro-rata Ownership Interest				-0.9%				-0.3%

	Same-Store
	Joint Venture	YTD 2015 vs. YTD 2014 Growth
Joint Venture	Communities (6)	Revenue	Expense	NOI
UDR / MetLife	22	3.9%	6.4%	2.8%
UDR / KFH	3	-2.0%	4.2%	-4.3%
Total/Average	25	3.3%	6.2%	2.0%

				NOI
Same-Store JV Results at UDR's Pro-rata Ownership Interest				2.3%

Participating Loan Investment						Income from Participating
		Interest	Years to			Loan Investment		Upside
	UDR's Investment	Rate	Maturity			4Q 2015	YTD 2015	Participation
Steele Creek (9)	$90,747	6.5%	1.6			$1,489	$5,453	50%

Preferred Equity Investment						Income from Preferred
	UDR's Equity	Preferred				Equity Investment
	Investment (10)	Return				4Q 2015	YTD 2015 (11)
West Coast Development JV (9)	$144,696	6.5%				$2,114	$5,152

(1) See Attachment 16 for definitions and other terms.
(2) Represents NOI at 100 percent for the period ended December 31, 2015.
(3) Includes Fiori on Vitruvian Park® of which UDR owns 50.0%, 13th & Market of which UDR owns 51.0% and 717 Olympic of which UDR owns 50.1%. 717 Olympic is excluded from Occupancy and Revenue per occupied home calculations.

(4) Includes 399 Fremont of which UDR owns 51.0%, Residences on Jamboree of which UDR owns 50.1%, 3033 Wilshire of which UDR owns 50.0% and Domain Mountain View of which UDR owns 50.1%.
(5) See summary of unconsolidated land parcels on Attachment 11.
(6) Joint ventures and partnerships represented at 100 percent.
(7) Includes homes completed for the period ended December 31, 2015.
(8) Excludes non-stabilized developments.
(9) See Attachment 9(B) for additional details of our participating loan and preferred equity investments.
(10) UDR's equity investment of $144.7 million is inclusive of outside basis and our accrued preferred return, which differs from our upfront investment cost of $136.3 million in Attachment 9(B).
(11) Excludes $1.5 million of acquisition-related costs related to UDR's share of the West Coast Development joint venture's transaction expenses.
(12) Debt balances are presented net of deferred financing costs.

Attachment 13

UDR, Inc.
Acquisitions and Dispositions Summary
December 31, 2015
(Dollars in Thousands)
(Unaudited)

				Post
			Prior	Transaction
			Ownership	Ownership				# of	Price per
Date of Purchase	Community	Location	Interest	Interest	Price (1)	Debt (1)		Homes	Home

Acquisitions - Wholly-Owned

Feb-15	1745 Shea Center I (2)	Highlands Ranch, CO	0%	100%	$24,059	$24,059		—	$—
Oct-15	Arbor Park of Alexandria	Alexandria, VA	0%	100%	209,981	89,303		851	247
Oct-15	The Courts at Dulles	Herndon, VA	0%	100%	100,336	—		411	244
Oct-15	Eleven 55 Ripley	Silver Spring, MD	0%	100%	126,195	—		379	333
Oct-15	Newport Village	Alexandria, VA	0%	100%	243,081	—		937	259
Oct-15	1200 East West	Silver Spring, MD	0%	100%	79,000	—		247	320
Oct-15	The Courts at Huntington Station	Alexandria, VA	0%	100%	142,000	—		421	337
					$924,652	$113,362		3,246	277

Acquisitions - Wholly-Owned Land

None

Acquisitions - Joint Ventures

May-15	West Coast Development JV	Various	0%	48%	$559,335	$277,476	(3)	1,533	$365
					$559,335	$277,476		1,533	$365

Acquisitions - Joint Ventures - Land

None

				Post
			Prior	Transaction
			Ownership	Ownership				# of	Price per
Date of Sale	Community	Location	Interest	Interest	Price (1)	Debt (1)		Homes	Home

Dispositions - Wholly-Owned

May-15	Bay Meadows	Clearwater, FL	100%	0%	$34,150	$—		276	$124
Jun-15	The Canopy Apartment Villas	Orlando, FL	100%	0%	30,540	—		296	103
Jun-15	Andover Park	Beaverton, OR	100%	0%	45,250	16,818		240	189
Dec-15	8 operating communities (4)	Various	100%	0%	284,000	—		1,755	162
Dec-15	Greens at Schumaker Pond	Salisbury, MD	100%	0%	14,800	—		168	88
					$408,740	$16,818		2,735	$149

Dispositions - Joint Ventures

Jan-15	Texas JV - 8 operating communities	Various	20%	0%	$400,300	$219,588		3,359	$119
					$400,300	$219,588		3,359	$119

Dispositions - Wholly-Owned Land

None

Dispositions - Joint Ventures Land

None

(1) Price represents 100% of the value of assets. Debt represents 100% of the asset's indebtedness.
(2) Includes approximately 120,000 square feet of office space, which is approximately 40% occupied by UDR's corporate headquarters.
(3) Debt represents maximum debt of the joint venture at 100% upon completion of construction. See Attachment 9(B) for additional details.
(4) The dispositions were executed in a series of three transactions, of which two transactions (six communities) were reverse 1031 exchanges. The sold communities were located in Virginia, California, Maryland and Florida.

Attachment 14

UDR, Inc.
Capital Expenditure and Repair and Maintenance Summary (1)
December 31, 2015
(Dollars in Thousands)
(Unaudited)

		Three Months		Twelve Months
	Weighted Avg.	Ended	Cost	Ended	Cost
Category (Capitalized)	Useful Life (yrs) (2)	December 31, 2015	per Home	December 31, 2015	per Home
Capital Expenditures for Consolidated Homes (3)
Average number of homes (4)		40,975		39,501
Recurring Cap Ex
Asset preservation
Building interiors	5 - 20	$4,921	$120	$15,600	$395
Building exteriors	5 - 20	4,590	112	12,652	320
Landscaping and grounds	10	1,848	45	5,107	129
Total asset preservation		11,359	277	33,359	845
Turnover related	5	3,060	75	12,108	307
Total Recurring Cap Ex		14,419	352	45,467	1,151
Revenue Enhancing Cap Ex (5)
Kitchen & Bath		1,274	31	10,188	258
Revenue Enhancing		4,727	115	22,791	577
Total Revenue Enhancing Cap Ex	5 - 20	6,001	146	32,979	835

Total Recurring and Revenue Enhancing Cap Ex		$20,420	$498	$78,446	$1,986

One-Time Infrastructure Cap Ex	5 - 35	$1,855	$—	$4,408	$—

		Three Months		Twelve Months
		Ended	Cost	Ended	Cost
Category (Expensed)		December 31, 2015	per Home	December 31, 2015	per Home
Repair and Maintenance for Consolidated Homes
Average number of homes (4)		40,975		39,501
Contract services		$4,587	$112	$17,857	$452
Turnover related expenses		1,226	30	4,233	107
Other Repair and Maintenance
Building interiors		1,760	43	6,782	172
Building exteriors		502	12	1,685	43
Landscaping and grounds		221	5	1,079	27
Total		$8,296	$202	$31,636	$801

(1) See Attachment 16 for definitions and other terms.
(2) Weighted average useful life of capitalized expenses for the nine months ended December 31, 2015.
(3) Excludes redevelopment capital.
(4) Average number of homes is calculated based on the number of homes outstanding at the end of each month.
(5) Revenue enhancing capital expenditures were incurred at specific apartment communities in conjunction with UDR's overall capital expenditure plan.

Attachment 15

UDR, Inc.
Full-Year 2016 Guidance (1)
December 31, 2015
(Unaudited)

FFO and AFFO per Share Guidance
	1Q 2016	Full Year 2016
FFO per common share and unit, diluted	$0.42 to $0.44	$1.75 to $1.81
FFO As Adjusted per common share and unit, diluted	$0.42 to $0.44	$1.75 to $1.81
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted	$0.40 to $0.42	$1.59 to $1.65
Annualized dividend per share		$1.18

Same-Store Guidance		Full Year 2016
Revenue growth		5.50% - 6.00%
Expense growth		3.00% - 3.50%
NOI growth		6.50% - 7.00%
Physical occupancy		96.6%
Same-Store homes		34,017

Sources of Funds ($ in millions)		Full Year 2016
Sales Proceeds and Debt and Equity Issuances		$550 to $700
Construction Loan Proceeds		$100 to $125

Uses of Funds ($ in millions)		Full Year 2016
Debt maturities inclusive of principal amortization (weighted average interest rate of 5.1%)		$244
Development and redevelopment spending and land acquisitions		$450 to $550
Acquisitions		$0 to $100

Other Additions/Deductions ($ in millions except per home amounts)		Full Year 2016
Consolidated interest expense, net of capitalized interest		$128 to $132
Capitalized interest (2)		$15 to $19
General and administrative (3)		$50 to $54
Tax benefit for TRS		$1 to $2
Total joint venture FFO, including fee income (net of adjustments for FFO as Adjusted)		$60 to $65
Non-recurring items:
Disposition related gains and non-recurring fees included in FFO		$1 to $2
Long-term incentive plan transition costs		$1 to $2
Average stabilized homes		40,700
Recurring capital expenditures per home		$1,150
Revenue enhancing capital expenditures		$21 to $23
Kitchen & Bath capital expenditures		$13 to $17
One-time infrastructure capital expenditures		$2 to $3

(1) See Attachment 16 for definitions and other terms.
(2) Excludes capitalized interest on joint venture and partnership level debt, which is included in the guidance for "Total joint venture FFO, including fee income" above.
(3) Includes an estimated $12 million to $14 million of long-term incentive plan compensation expense, including $1.5 million related to program transition expense.

Attachment 16(A)

UDR, Inc.
Definitions and Reconciliations
December 31, 2015
(Unaudited)

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO") attributable to common stockholders and unitholders:  The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to UDR, Inc. to AFFO is provided on Attachment 2.

Development Communities:  The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Discontinued Operations:  Effective January 1, 2014, UDR prospectively adopted Accounting Standards Update (“ASU”) No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, for all communities not previously sold or classified as held for sale. ASU 2014-08 incorporates into the definition of a discontinued operation a requirement that a disposition represent a strategic shift in an entity’s operations, which resulted in UDR no longer classifying the sale of communities as a discontinued operation. Communities that meet the criteria to be classified as held for disposition subsequent to the adoption of ASU 2014-08 are presented as held for disposition in the Consolidated Balance Sheet for the current period, but do not meet the criteria to be classified as discontinued operations in accordance with ASU 2014-08.

Prior to the prospective adoption of ASU 2014-08, FASB ASC Subtopic 205.20, required, among other things, that the primary assets and liabilities and the results of operations of UDR’s real properties that have been sold or are held for disposition, be classified as discontinued operations and segregated in UDR’s Consolidated Statements of Operations and Consolidated Balance Sheets. Consequently, the primary assets and liabilities and the net operating results of those properties sold or classified as held for disposition prior to January 1, 2014 are accounted for as discontinued operations for all periods presented.  This presentation does not have an impact on net income available to common stockholders, it only results in the reclassification of the operating results within the Consolidated Statements of Operations for the period ended December 31, 2014, and the reclassification of the assets and liabilities within the Consolidated Balance Sheet as of December 31, 2014.

During the twelve months ended December 31, 2014, UDR sold one commercial property that was classified as real estate held for disposition prior to the adoption of ASU 2014-08 and is therefore presented as a discontinued operation. The results of operations for these properties are classified on the Consolidated Statements of Operations on Attachment 1 of the Company's quarterly supplemental disclosure in the line item entitled “Income from discontinued operations, net of tax”.

In thousands	4Q 2015	4Q 2014	YTD 2015	YTD 2014
Rental income	$—	$—	$—	$147
Rental expenses	—	—	—	225
Property management	—	—	—	4
Real estate depreciation	—	—	—	—
Other operating expenses	—	—	—	21
Non-property (income)/expense	—	—	—	—
Total expenses	—	—	—	250
Income before net impairment of real estate held for disposition and net gain on the sale of depreciable property	—	—	—	(103)
Net gain on the sale of depreciable property, net of tax	—	—	—	75
Income tax benefit/(expense)	—	—	—	38
Income/(loss) from discontinued operations, net of tax	$—	$—	$—	$10

Effective New Lease Rate Growth:  The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth:  The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion:  The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio:  The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, TRS income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Funds From Operations as Adjusted attributable to common stockholders and unitholders:  The Company defines FFO attributable to common stockholders and unitholders as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, casualty-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to UDR, Inc. to FFO as Adjusted is provided on Attachment 2.

Attachment 16(B)

UDR, Inc.
Definitions and Reconciliations
December 31, 2015
(Unaudited)

Funds From Operations ("FFO") attributable to common stockholders and unitholders:  The Company defines FFO as net income attributable to common stockholders and unitholders, excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, unvested restricted stock, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

Activities of our taxable REIT subsidiary (TRS), include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to UDR, Inc. to FFO is provided on Attachment 2.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio:  The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, TRS income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands		4Q 2015	YTD 2015
Income/(loss) from unconsolidated entities		$1,052	$62,329
Management fee		1,103	4,099
Interest expense		7,925	31,589
Depreciation		9,389	38,652
General and administrative		123	820
Other income/expense (includes 717 Olympic casualty expense)		(2,030)	(7,293)
Gain on sale		(372)	(59,445)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest		$17,190	$70,751

JV Return on Equity ("ROE"):  The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"):  The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Debt to EBITDA:  The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, and TRS income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Net Operating Income (“NOI”):  The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Net income/(loss) attributable to UDR, Inc.	$162,200	$13,291	$86,855	$73,822	$65,417
Property management	6,445	5,988	5,851	5,694	5,668
Other operating expenses	3,534	2,639	1,769	1,766	2,174
Real estate depreciation and amortization	104,909	90,568	90,344	88,777	91,406
Interest expense	33,170	30,232	29,673	28,800	32,792
Casualty-related (recoveries)/charges, net	(45)	541	843	996	41
General and administrative	17,993	15,824	13,721	12,152	11,722
Tax provision/(benefit), net (includes valuation adjustment)	(1,424)	(633)	(1,404)	(425)	(7,087)
Income/(loss) from unconsolidated entities	(1,052)	(2,691)	573	(59,159)	2,074
Interest and other income, net	(407)	(402)	(382)	(360)	44
Joint venture management and other fees	(3,253)	(3,653)	(3,098)	(12,706)	(3,445)
Other depreciation and amortization	1,899	1,457	1,700	1,623	2,117
(Income)/loss from discontinued operations, net of tax	—	—	—	—	—
(Gain)/loss on sale of real estate owned, net of tax	(172,635)	—	(79,042)	—	(61,267)
Net income/(loss) attributable to noncontrolling interests	14,963	404	3,029	2,595	2,335
Total consolidated NOI	$166,297	$153,565	$150,432	$143,575	$143,991

Attachment 16(C)

UDR, Inc.
Definitions and Reconciliations
December 31, 2015
(Unaudited)

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other:  The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store ("SS") Communities:  The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested:  The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project’s annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities:  The Company defines Sold Communities as those communities that previously met the criteria for discontinued operations and were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community’s occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments:  Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis.  Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on Attachment 16(B), is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management’s expectations for the Company’s overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company’s future performance once stabilized.

Total Revenue per Occupied Home:  The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS:  The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

YTD Same-Store ("SS") Communities:  The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Attachment 16(D)

UDR, Inc.
Definitions and Reconciliations
December 31, 2015
(Unaudited)

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP net income/(loss) per share for full year 2016 and first quarter of 2016 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full Year 2016
	Low	High
Forecasted earnings per diluted share	$0.37	$0.44
Conversion from GAAP share count	(0.16)	(0.17)
Depreciation	1.54	1.54
Noncontrolling interests	(0.01)	(0.01)
Preferred dividends	0.01	0.01
Forecasted FFO per diluted share and unit	$1.75	$1.81
Disposition-related FFO	(0.01)	(0.01)
Long-term incentive plan transition costs	0.01	0.01
Forecasted FFO as Adjusted per diluted share and unit	$1.75	$1.81
Recurring capital expenditures	(0.16)	(0.16)
Forecasted AFFO per diluted share and unit	$1.59	$1.65

	1Q 2016
	Low	High
Forecasted earnings per diluted share	$0.07	$0.09
Conversion from GAAP share count	(0.04)	(0.04)
Depreciation	0.39	0.39
Noncontrolling interests	—	—
Preferred dividends	—	—
Forecasted FFO per diluted share and unit	$0.42	$0.44
Disposition-related FFO	—	—
Long-term incentive plan transition costs	—	—
Forecasted FFO as Adjusted per diluted share and unit	$0.42	$0.44
Recurring capital expenditures	(0.02)	(0.02)
Forecasted AFFO per diluted share and unit	$0.40	$0.42

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